As filed with the Securities and Exchange Commission on December 3, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Burning Rock Biotech Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	8071	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

601, 6/F, Building 3, Standard Industrial Unit 2

No. 7, Luoxuan 4th Road,

International Bio Island, Guangzhou, 510005

People’s Republic of China

+86 020-3403 7871

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shuang Zhao, Esq. Cleary, Gottlieb, Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Causeway Bay, Hong Kong +852 2521-4122	Kyungwon Lee, Esq. Shearman & Sterling LLP c/o 21st Floor, Gloucester Tower, the Landmark 15 Queen’s Road Central Central, Hong Kong +852 2978 8000

Approximate date of commencement of proposed sale to the public:

as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-251053

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Class A ordinary shares, par value US$0.0002 per share(1)	465,750	US$25.75	US$11,993,062.50	US$1,308.44

(1)

American depositary shares issuable upon deposit of Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-238921). Each American depositary share represents one Class A ordinary share.

(2)

Includes Class A ordinary shares that are issuable upon the exercise of the underwriters’ over-allotment option. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-251053) initially filed by Burning Rock Biotech Limited (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on December 1, 2020 (the “Prior Registration Statement”), which was declared effective by the Commission on December 3, 2020, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference. This Registration Statement is being filed solely to increase the amount of securities offered pursuant to the Prior Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto.

Burning Rock Biotech Limited

Exhibit Index

Exhibit Number	Description of Document

5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

23.1	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm

23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Burning Rock Biotech Limited (File No. 333-251053) initially filed with the Securities and Exchange Commission on December 1, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on December 3, 2020.

Burning Rock Biotech Limited

By:	/s/ Yusheng Han
	Name:	Yusheng Han
	Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yusheng Han Yusheng Han	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	December 3, 2020

* Shaokun (Shannon) Chuai	Director	December 3, 2020

/s/ Leo Li Leo Li	Director and Chief Financial Officer (principal financial officer and principal accounting officer)	December 3, 2020

* Gang Lu	Director	December 3, 2020

* Feng Deng	Director	December 3, 2020

* Yunxia Yang	Director	December 3, 2020

* Jing Rong	Director	December 3, 2020

* Wendy Hayes	Director	December 3, 2020

* Min-Jui Richard Shen	Director	December 3, 2020

*By:	/s/ Yusheng Han
Name: Yusheng Han Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Burning Rock Biotech Limited has signed this registration statement or amendment thereto in New York on December 3, 2020.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President